EXHIBIT 99.1

America's Car-Mart Reports Fourth Quarter Earnings of $.51 Per Share On Revenue Increase of 29.1% and FY 2008 Earnings of $1.26

BENTONVILLE, Ark., June 26, 2008 (PRIME NEWSWIRE) -- America's Car-Mart, Inc. (Nasdaq:CRMT) today announced its operating results for the fourth fiscal quarter and year ended April 30, 2008.

Highlights of fourth quarter operating results:

 * Net income of $6.048 million ($.51 per diluted share) vs. $2.1 million or $.17 per diluted share for the fourth fiscal quarter of
   2007
 * Overall revenue increase of 29.1% with same store revenue growth of 30.3%
 * Retail unit sales increase of 25.3%
 * Net charge-offs as a percentage of average finance receivables of
   5.9% compared to 8.5% for the fourth quarter of 2007
 * Provision for credit losses of 20.0% of sales compared to 26.6%
   for the fourth quarter of 2007
 * Gross margin of 43% of sales compared to 41.5% of sales for the fourth quarter of 2007
 * Accounts over 30 days past due down to 3.1% at April 30, 2008 compared to 3.4% at April 30, 2007
 * Finance receivables growth of $10.3 million, stock re-purchases of
   $1.3 million and capital expenditures of $.5 million, with a $.2 million decrease in total debt

For the three months ended April 30, 2008, revenues increased 29.1% to $76.5 million compared with $59.3 million in the same period of the prior year. The $6.048 million net income for the current quarter compares to $2.1 million net income ($.17 per diluted share) for the same period in the prior year. Retail unit sales increased 25.3% to 7,415 vehicles in the current quarter, compared to 5,917 in the same period last year. Net charge-offs as a percentage of average finance receivables were 5.9% compared to 8.5% for the same period in the prior year. Accounts over 30 days past due decreased to 3.1% compared to 3.4% at April 30, 2007. Finance receivables grew by $10.3 million, the Company re-purchased 105,724 shares (1%) of common stock for $1.3 million, and incurred capital expenditures of $.5 million, all while decreasing total debt by $.2 million. Included in the current quarter results is a $155,000 charge related to the closure of three dealerships ($.01 after tax per diluted share). For the prior year fourth quarter, the Company recognized $650,000 of net income related to the elimination of federal and state income tax reserves ($.05 after tax per diluted share) based on a favorable audit determination from the Internal Revenue Service and a state tax law change.

Highlights of twelve month operating results:

 * Net income of $15.033 million ($1.26 per diluted share) vs. $4.2 million of $.35 per diluted share for the prior year
 * Overall revenue increase of 14.3% with same store revenue growth of 13%
 * Retail unit sales increase of 8% (21% increase in the last two fiscal quarters) and average retail sales price increase of 7%
 * Average down-payment percentage of 6.8% compared to 6.1% for 2007
 * Net charge-offs as a percentage of average finance receivables of
   25.9% compared to 31.6% for 2007. Collections as a percentage of average finance receivables of 67.9% compared to 66.1% for 2007
 * Provision for credit losses of 22% of sales compared to 29.1% for
   2007
 * Finance receivables growth of $29.6 million, stock re-purchases of
   $3.5 million and capital expenditures of $2.6 million with a $.5 million decrease in total debt

For the twelve months ended April 30, 2008, revenues increased 14.3% to $275 million, compared with $240 million for fiscal 2007. Net income for fiscal 2008 was $15.033 million ($1.26 per diluted share) compared to $4.2 million ($.35 per diluted share) for fiscal 2007. For 2007, excluding the effects of a non-cash increase in the allowance for loan losses in the second quarter and excluding the effects of the favorable income tax results recognized during the fourth quarter, the Company earned profits of $6.96 million ($.58 per diluted share). Retail unit sales increased 8% and the average retail sales price increased 7% in 2008 compared to 2007. Net charge-offs as a percentage of average finance receivables were 25.9% compared to 31.6% for 2007 and collections as a percentage of average finance receivables were 67.9% compared to 66.1% for 2007. The Company generated strong cash flows from operations evidenced by the growth in finance receivables of $29.6 million, the re-purchase of a total of 292,691 shares (2.4%) of common stock for $3.5 million, capital expenditures of $2.6 million, all with a year-over-year decrease in total debt of $.5 million.

"We are very pleased with our operating results for the fourth quarter and fiscal year 2008," said William H. "Hank" Henderson, President and Chief Executive Officer of America's Car-Mart. "We are seeing the positive effects of the significant improvements we have made in each of the core areas of our business over the last eighteen months or so, mainly in purchasing, sales, underwriting, and collections. These improvements highlight the competitive advantages Car-Mart has over our local and regional competitors. In addition, the Payment Protection Plan, which is now available at our dealerships in Kentucky and Oklahoma, in addition to Arkansas, Alabama, and Missouri, has been highly successful and is just one more thing that sets Car-Mart apart from, and above, our competitors. Although we are not immune to the current difficult macro environment, we are not as directly affected as most retailers and credit providers in that we sell basic transportation and extend credit in markets where there is no real public transportation alternative."

"Our increased sales this year over last year, particularly in the last six months of the year, are in large part the result of the significantly improved inventory selection and quality of vehicles offered for sale at very competitive prices," said Mr. Henderson. "Our heavy investment in advertising to bring awareness to the 'Car-Mart' brand is having the effect of drawing quality traffic to our dealerships, including those individuals that previously had been able to obtain more conventional vehicle financing," added Mr. Henderson. "On the credit side, our proprietary custom scoring system has been in place for a few months now, and we are beginning to see real benefits from this tool. Our disciplined approach to down payments, loan terms, and underwriting on the front end is allowing us to be more confident in the strength of the deals and will enable us to prudently increase sales levels at all our dealerships. Our collection efforts, aided by enhanced tracking software and more highly trained staff, have played a large part in the reduction of our delinquencies and credit losses throughout this year."

"The tremendous improvements we have made to our basic business model have allowed us to post strong financial results this fiscal year," stated T. J. ("Skip") Falgout, III, Chairman of the Board of America's Car-Mart. "We have increased the profitability of our existing stores significantly this year and generated strong cash flows from operations, allowing us to grow receivables by over $29 million, fund capital expenditures of $2.6 million, and purchase $3.5 million of stock (292,691 shares or 2.4% of outstanding), while at the same reducing debt by $500,000. Our balance sheet remains strong with debt to equity of 29% and debt to finance receivables of 19.4% at year end (a 3.5% reduction from April 30, 2007)," added Mr. Falgout. "We continue to focus on economic profit at the unit and dealership level, and we believe that as a result of the improvements we have made to Car-Mart, and the significant competitive advantages that are unique to Car-Mart, we are poised to take advantage of the current difficult and challenging economic environment and to continue our success in fiscal 2009 and beyond."

Conference Call

Management will be holding a conference call on Thursday June 26, 2008 at 11:00 a.m. Eastern time to discuss fourth quarter results. To participate, please dial (800) 309-9490. International callers dial (706) 634-0104. Callers should dial in approximately 10 minutes before the call begins. A conference call replay will be available one hour following the call for seven days and can be accessed by calling: (800) 642-1687 (U.S. Callers) or (706) 645-9291 (International Callers), conference ID 51453196.

About America's Car-Mart

America's Car-Mart operates 91 automotive dealerships in eight states and is the largest publicly held automotive retailer in the United States focused exclusively on the "Buy Here/Pay Here" segment of the used car market. The Company operates its dealerships primarily in small cities throughout the South-Central United States selling quality used vehicles and providing financing for substantially all of its customers. For more information on America's Car-Mart, please visit our website at www.car-mart.com.

Included herein are forward-looking statements, including statements with respect to projected revenues and earnings per share amounts. Such forward-looking statements are based upon management's current knowledge and assumptions. There are many factors that affect management's view about future revenues and earnings. These factors involve risks and uncertainties that could cause actual results to differ materially from management's present view. These factors include, without limitation, assumptions relating to unit sales, average selling prices, credit losses, gross margins, operating expenses, collection results, operational initiatives underway and economic conditions, and other risk factors described under "Forward-Looking Statements" of Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2007 and its current and quarterly reports filed with or furnished to the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake any obligation to update forward-looking statements.

                         America's Car-Mart, Inc.
                 Consolidated Balance Sheet and Other Data
                          (Dollars in Thousands)

                                     April 30,       April 30,
                                       2008            2007
                                    -----------     -----------

 Cash and cash equivalents          $       153     $       257
 Finance receivables, net           $   163,344     $   139,194
 Total assets                       $   200,589     $   173,598
 Total debt                         $    40,337     $    40,829
 Stockholders' equity               $   137,222     $   123,728
 Shares outstanding                  11,687,688      11,874,708

 Finance receivables:
  Principal balance                 $   208,153     $   178,519
  Deferred Revenue - Payment
   Protection Plan                  $    (4,631)    $        --
  Allowance for credit losses           (44,809)(a)     (39,325)(a)
                                    -----------     -----------

   Finance receivables, net         $   158,713     $   139,194
                                    ===========     ===========

  Allowance as % of principal
   balance                                22.02%          22.03%
                                    ===========     ===========

  (a) Represents the weighted average
       for Finance Receivables
       generated by the Company
       (at 22.0%) and purchased
       Finance Receivables

 Changes in allowance for credit
  losses:

                                        Twelve Months Ended
                                             April 30,
                                       2008             2007
                                    -----------     -----------
  Balance at beginning of year      $    39,325     $    35,864
  Provision for credit losses            55,046          63,077
  Net charge-offs                       (49,326)        (59,250)
  Change in allowance related to
   purchased accounts                      (236)           (366)
                                    -----------     -----------

   Balance at end of period         $    44,809     $    39,325
                                    ===========     ===========

                           America's Car-Mart, Inc.
                      Consolidated Results of Operations
                 (Operating Statement Dollars in thousands)

                                            %
                                          Change    As a % of Sales
                                          ------  ------------------
                   Three Months Ended      2008   Three Months Ended
                       April 30,            vs.        April 30,
                   2008         2007       2007     2008      2007
                ----------- -----------   ------   ------    ------
 Operating
  Data:
  Retail
   units sold         7,415       5,917    25.3%
  Average
   number
   of stores
   in
   operation           92.0        92.0      --
  Average
   retail
   units sold
   per store
   per month           26.9        21.4    25.7
  Average
   retail
   sales
   price        $     8,989 $     8,384     7.2
  Same store
   revenue
   growth              30.3%       -9.5%
  Net charge-
   offs as a
   percentage
   of average
   Finance
   Receivables          5.9%        8.5%
  Collections
   as a
   percentage
   of average
   Finance
   Receivables         17.5%       18.0%
  Average
   percentage
   of
   Finance
   receivables-
   Current
   (excl 1-2
   day)                84.0%       83.0%
  Average
   down-
   payment
   percentage           7.5%        7.9%

 Period End
  Data:
  Stores open            91          92    (1.1)%
  Accounts
   over 30
   days past
   due                  3.1%        3.4%
  Finance
   Receivables,
   gross        $   208,153 $   178,519    16.6%

 Operating
  Statement:
  Revenues:
   Sales        $    70,369 $    53,515    31.5%    100.0%    100.0%
   Interest
    income            6,173       5,781     6.8       8.8      10.8
                ----------- -----------            ------    ------
    Total            76,542      59,296    29.1     108.8     110.8
                ----------- -----------            ------    ------
  Costs and
   expenses:
   Cost of
    sales            40,097      31,308    28.1      57.0      58.5
   Selling,
    general
    and
    administra-
    tive             11,995      10,373    15.6      17.0      19.4
   Provision
    for
    credit
    losses           14,098      14,231    (0.9)     20.0      26.6
   Interest
    expense             557         873   (36.2)      0.8       1.6
   Depreciation
    and
    amortiza-
    tion                300         269    11.5       0.4       0.5
   Loss on Lot
    Closures            155          --      --       0.2        --
                ----------- -----------            ------    ------
    Total            67,202      57,054    17.8      95.5     106.6
                ----------- -----------            ------    ------

    Income
     before
     taxes            9,340       2,242              13.3       4.2

  Provision
   for income
   taxes              3,292         187               4.7       0.3
                ----------- -----------            ------    ------

    Net income  $     6,048 $     2,055               8.6       3.8
                =========== ===========            ======    ======

 Earnings per
  share:
  Basic          $     0.52 $      0.17
  Diluted        $     0.51 $      0.17

 Weighted
  average
  number of
  shares
  outstanding:
  Basic          11,696,207  11,853,317
  Diluted        11,776,737  11,940,202

                            America's Car-Mart, Inc.
                      Consolidated Results of Operations
                  (Operating Statement Dollars in Thousands)

                                                           As a % of
                                                    %        Sales
                                                  Change -------------
                                                  ------ Twelve Months
                            Twelve Months Ended    2008      Ended
                                 April 30,          vs.     April 30,
                              2008       2007      2007   2008   2007
                           ---------- ----------  ------ ------ ------
 Operating Data:
  Retail units sold            27,207     25,199     8.0%
  Average number of stores
   in operation                  93.0       90.0     3.3
  Average retail units sold
   per store per month           24.4       23.3     4.7
  Average retail sales
   price                   $    8,690 $    8,125     7.0
  Same store revenue growth      13.0%      -3.2%
  Net charge-offs as a
   percentage of average
   Finance Receivables           25.9%      31.6%
  Collections as a percentage
   of average Finance
   Receivables                   67.9%      66.1%
  Average percentage of
   Finance receivables -
   Current (excl. 1-2 day)       82.9%       80.0%
  Average down-payment
   percentage                     6.8%       6.1%

 Period End Data:
  Stores open                      91         92   (1.1)%
  Accounts over 30 days past due  3.1%       3.4%
  Finance Receivables,
  gross                    $  208,153 $  178,519    16.6%

 Operating Statement:
  Revenues:
   Sales                   $  250,337 $  216,898    15.4% 100.0% 100.0%
   Interest income             24,294     23,436     3.7    9.7   10.8
                           ---------- ----------         ------ ------
    Total                     274,631    240,334    14.3  109.7  110.8
                           ---------- ----------         ------ ------

  Costs and expenses:
   Cost of sales              144,537    125,073    15.6   57.7   57.7
   Selling, general and
    administrative             47,263     41,778    13.1   18.9   19.3
   Provision for credit
    losses                     55,046     63,077   (12.7)  22.0   29.1
   Interest expense             2,947      3,728   (20.9)   1.2    1.7
   Depreciation and
    amortization                1,148        994    15.5    0.5    0.5
   Loss on Lot Closures           527         --      --    0.2     --
                           ---------- ----------         ------ ------
    Total                     251,468    234,650     7.2  100.5  108.2
                           ---------- ----------         ------ ------
    Income before taxes        23,163      5,684            9.3    2.6

  Provision for income taxes    8,130      1,452            3.2    0.7
                           ---------- ----------         ------ ------
    Net income             $   15,033  $   4,232            6.0    2.0
                           ==========  =========         ====== ======

 Earnings per share:
  Basic                    $     1.27  $    0.36
  Diluted                  $     1.26  $    0.35

 Weighted average number of
  shares outstanding:
  Basic                    11,825,657 11,850,247
  Diluted                  11,907,321 11,953,987

CONTACT:  America's Car-Mart, Inc.
          T. J. ("Skip") Falgout, III, Chairman
            (972) 717-3423
          Jeffrey A. Williams, CFO
            (479) 418-8021